UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 19, 2025

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11011 West Broad Street, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	GNW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2025, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of Genworth Financial, Inc. (the “Company” or “Genworth”) increased the size of the Board of Directors to 10 directors and elected Steven C. Van Wyk to serve as a new director. The Board of Directors has determined that Mr. Van Wyk is an independent director within the meaning of the listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. The Board of Directors will determine committee appointments for Mr. Van Wyk in the future.

As of the date of his election to the Board of Directors, Mr. Van Wyk will participate in the Company’s compensation plans for non-management directors, as described in detail in the Company’s proxy statement dated April 8, 2024 and filed with the Securities and Exchange Commission on such date.

Steven C. Van Wyk

Mr. Van Wyk, age 66, is the former Group Chief Information Officer of HSBC Bank. Prior to joining HSBC in December 2020, from 2017 to 2020, Mr. Van Wyk served as Chief Information Officer and Head of Technology & Innovation at PNC Financial Services Group, Inc. (PNC), and as Chief Information Officer and Head of Operations at PNC from 2013 to 2017, where he was responsible for all aspects of technology and innovation across the bank. Prior to his roles at PNC, Mr. Van Wyk served as Chief Information Officer (CIO) of ING Insurance Americas from 2006 to 2007 before becoming CIO/Chief Operating Officer (COO) of ING Bank and ING Group Amsterdam from 2008 to 2013. From 1996 to 2006, Mr. Van Wyk served in various roles, including Vice President - Strategic Information Technology, Managing Director, CIO and COO of the Individual Investor Group of Morgan Stanley. He has served on the boards of Reinsurance Group of America, Incorporated since 2019 (serving as cybersecurity and technology committee chair) and Bank of Novia Scotia since 2024 (serving as technology committee chair). Mr. Van Wyk received a B.A. degree in Business Management and Accounting from Central University of Iowa and was awarded an honorary Doctorate of Public Service from Central College in 2019 and is a Certified Public Accountant (CPA), Certified Internal Auditor (CIA) and a Series 27 Financial/Operations Principal.

Item 8.01	Other Events

On March 19, 2025, the Company issued a press release (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company, dated March 19, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2025	GENWORTH FINANCIAL, INC.

	By:	/s/ Michael J. McCullough
Michael J. McCullough
Senior Vice President and Corporate Secretary